CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$12,039,050	$1,397.73

December 2010 Pricing Supplement No.1028 Registration Statement No. 333-155535 Dated December 27, 2010 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Opportunities in International Equities

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012
Performance Leveraged Upside SecuritiesSM

The PLUS are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in the accompanying product supplement no. MS-2-A-I, the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive an amount in cash that may be greater than, equal to, or less than the stated principal amount based upon the closing value of the asset on the valuation date. All payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co. The investor may lose some or all of the stated principal amount of the PLUS.

FINAL TERMS
Issuer:	JPMorgan Chase & Co.
Maturity date:	June 27, 2012, subject to adjustment for certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I
Aggregate principal amount:	$12,039,050
Basket:
Basket component	Bloomberg ticker symbol	Basket component weighting	Initial value
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	40%	$46.46
Shares of the iShares® S&P GSCI Commodity-Indexed Trust (the “GSG Shares”)	GSG	18%	$33.84
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)	IYR	6%	$55.49
Shares of the iShares® iBoxx $ High Yield Corporate Bond Fund (the HYG Shares”)	HYG	6%	$90.25
Shares of the iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “LQD Shares”)	LQD	6%	$108.60
Shares of the iShares® Barclays TIPS Bond Fund (the “TIP Shares”)	TIP	6%	$107.25
Shares of the iShares® MSCI Canada Index Fund (the “EWC Shares”)	EWC	6%	$30.46
Shares of the iShares® MSCI Pacific ex-Japan Index Fund (“the EPP Shares”)	EPP	6%	$46.38
Shares of the iShares® MSCI EAFE Index Fund (“the EFA Shares”)	EFA	6%	$57.60
We refer to the EEM Shares, GSG Shares, IYR Shares, HYG Shares, LQD Shares, TIP Shares, EWC Shares, EPP Shares and EFA Shares collectively as the basket components.
Payment at maturity:
  If the final basket value is greater than the initial basket level, for each $10 stated principal amount PLUS, $10 + leveraged upside payment
  In no event will the payment at maturity exceed the maximum payment at maturity.
  If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS, $10 x basket performance factor
  This amount will be less than or equal to the stated principal amount of $10 per PLUS.

Leveraged upside payment:	$10 x leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Basket component return:

On the valuation date, the basket component return for each basket component is equal to the share return for such basket component on the valuation date. See “Fact Sheet” in this document for more information.

Valuation date:

June 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date” in the accompanying product supplement no. MS-9-A-I

Leverage factor:	200%
Maximum payment at maturity:	$11.70 (117.00%) of the stated principal amount) per PLUS.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	December 27, 2010
Original issue date:	December 30, 2010 (3 business days after the pricing date)
CUSIP / ISIN:	46634X617 / US46634X6177
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to Public(1)(2)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per PLUS	$10.00	$0.20	$9.80
Total	$12,039,050	$240,781	$11,798,269
(1)

The price to the public includes the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds” beginning on PS-36 of the accompanying product supplement no. MS-9-A-I.

(2)	The actual price to public and commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of PLUS purchased by that investor. The lowest price payable by an investor is $9.925 per PLUS. Please see “Syndicate Information” on page 4 for further details.
(3)	JPMS, acting as agent for JPMorgan Chase & Co., received of $0.20 per $10 stated principal amount PLUS and used all of that commission to allow selling concessions to Morgan Stanley Smith Barney LLC (“MSSB”). See “Underwriting (Conflicts of Interest)” beginning on page PS-116 of the accompanying product supplement no. MS-9-A-I.

Investing in the PLUS involves a number of risks. See “Risk Factors” on page PS-15 of the accompanying product supplement no. MS-9-A-I and “Risk Factors” beginning on page 7 of this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement no. MS-9-A-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Product supplement no. MS-9-A-I dated November 30, 2010:
http://www.sec.gov/Archives/edgar/data/19617/000089109210005453/e40968_424b2.pdf

Prospectus supplement dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

Prospectus dated November 21, 2008:
http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

Fact Sheet

The PLUS are senior unsecured obligations of JPMorgan Chase & Co., will pay no interest, do not guarantee any return of your principal at maturity and have the terms described in product supplement no. MS-9-A-I, the prospectus supplement and the prospectus, as supplemented or modified by this pricing supplement. At maturity, an investor will receive for each stated principal amount of PLUS that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon the basket closing value of the basket on the valuation date. The PLUS are senior notes issued as part of JPMorgan Chase & Co.’s Series E Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of JPMorgan Chase & Co.

Expected Key Dates
Pricing date:	Original issue date (settlement date):	Maturity date:
December 27, 2010	December 30, 2010 (3 business days after the pricing date)	June 27, 2012,subject to postponement due to a market disruption event and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I.
Key Terms
Issuer:	JPMorgan Chase & Co.
Basket:
Basket component	Bloomberg Ticker Symbol	Basket component weighting	Initial value
Shares of the iShares® MSCI Emerging Markets Index Fund (the “EEM Shares”)	EEM	40%	$46.46
Shares of the iShares® S&P GSCI Commodity-Indexed Trust	GSG	18%	$33.84
Shares of the iShares® Dow Jones U.S. Real Estate Index Fund (the “IYR Shares”)	IYR	6%	$55.49
Shares of the iShares® iBoxx $ High Yield Corporate Bond Fund (the “HYG Shares”)	HYG	6%	$90.25
Shares of the iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “LQD Shares”)	LQD	6%	$108.60
Shares of the iShares® Barclays TIPS Bond Fund (the “TIP Shares”)	TIP	6%	$107.25
Shares of the iShares® MSCI Canada Index Fund (the “EWC Shares”)	EWC	6%	$30.46
Shares of the iShares® MSCI Pacific ex-Japan Index Fund (the “EPP Shares”)	EPP	6%	$46.38
Shares of the iShares® MSCI EAFE Index Fund (the “EFA Shares”)	EFA	6%	$57.60
We refer to the EEM Shares, the GSG Shares, IYR Shares, HYG Shares, LQD Shares, TIP Shares, EWC Shares, EPP Shares and EFA Shares collectively as the basket components
Aggregate principal amount:	$12,039,050
Issue price:	$10 per PLUS (see “Syndicate Information” on page 4)
Stated principal amount:	$10 per PLUS
Denominations:	$10 per PLUS and integral multiples thereof
Interest:	None
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount PLUS,

$10 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,

$10 x basket performance factor

This amount will be less than or equal to the stated principal amount of $10 per PLUS.

Leveraged upside payment:	$10 x leverage factor x basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Leverage factor:	200%

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Basket performance factor:	final basket value / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the share return for such basket component on the valuation date.
Share return:	With respect to each basket component, the share return is equal to: final share price – initial share price initial share price
Initial share price:	The closing price of one ETF Share on the pricing date, divided by the adjustment factor
Final share price:	The closing price of one ETF Share on the valuation date
Adjustment factor:	Set equal to 1.0 on the pricing date, subject to adjustment under certain circumstances. See “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. MS-9-A-I.
Valuation date:

June 22, 2012, subject to adjustment for non-trading days or certain market disruption events and as described under “Description of PLUS — Payment at Maturity” in the accompanying product supplement no. MS-9-A-I

Maximum payment at maturity:	$11.70 (117.00% of the stated principal amount) per PLUS.
Adjustment of maturity date:

If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date as postponed falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed until the third business day following the valuation date as postponed.

Risk factors:	Please see “Risk Factors” beginning on page 7.

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General Information
Listing:	The PLUS will not be listed on any securities exchange.
CUSIP / ISIN:	46634X617 / US46634X6177
Minimum ticketing size:	100 PLUS
Tax considerations:

You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, your PLUS should be treated as “open transactions” for U.S. federal income tax purposes that, subject to the discussion of the “constructive ownership” rules in the following sentence, generate long-term capital gain or loss if held for more than one year. The PLUS may be treated as subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under Sections 897 and 1445 of the Internal Revenue Code of 1986 and the regulations thereunder (collectively, “FIRPTA”) on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

The discussion in the preceding paragraph, when read in combination with the discussion in “Risk Factors — The tax consequences of an investment in the PLUS are unclear” in this document and the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of PLUS.

Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
Use of proceeds and hedging:

The net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS.

For further information on our use of proceeds and hedging, see “Use of Proceeds” in the accompanying product supplement no. MS-9-A-I.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement no. MS-9-A-I.
Contact:

Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or Morgan Stanley Smith Barney’s principal executive offices at 2000 Westchester Avenue, Purchase, New York 10577 (telephone number (800) 869-3326).

Syndicate Information
Issue price of the PLUS	Commissions	Principal amount of PLUS for any single investor
$10.0000	$0.2000	<$1MM
$9.9625	$0.1625	"e$1MM and <$3MM
$9.9438	$0.1438	"e$3MM and <$5MM
$9.9250	$0.1250	"e$5MM

MSSB may reclaim selling concessions allowed to individual brokers within MSSB in connection with the offering if, within 30 days of the offering, MSSB repurchases the PLUS distributed by such brokers.

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This pricing supplement represents a summary of the terms and conditions of the PLUS. We encourage you to read the accompanying product supplement no. MS-9-A-I, the prospectus supplement and prospectus for this offering, which can be accessed via the hyperlinks on the front page of this document.

How PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	200%
Maximum payment at maturity:	$11.70 (117.00% of the stated principal amount) per PLUS

PLUS Payoff Diagram

How it works

  If the final basket value is greater than the initial basket value, for each $10 principal amount PLUS, investors will receive the $10 stated principal amount plus 200% of the appreciation of the basket closing value over the term of the PLUS, subject to the maximum payment at maturity. In the payoff diagram, an investor will realize the maximum payment at maturity at a final basket value of 108.50% of the initial basket value.

    If the final basket value is greater than the initial basket value by 4%, the investor will receive a 8% return, or $10.80 per PLUS.

    If the final basket value is greater than the initial basket value by 30%, the investor will receive only the maximum payment at maturity of $11.70 per PLUS, or 117% of the stated principal amount.

  If the final basket value is less than or equal to the initial basket value, the investor will receive an amount less than or equal to the $10 stated principal amount, based on a 1% loss of principal for each 1% decline in the basket closing value.

    If the final basket value is less than the initial basket value by 10%, the investor would lose 10% of its principal and receive only $9 per PLUS at maturity, or 90% of the stated principal amount.

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Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of PLUS that they hold an amount in cash based upon the final basket value, determined as follows:

If the final basket value is greater than the initial basket value:

$10    +    leveraged upside payment:

subject to the maximum payment at maturity for each PLUS,

		Leveraged Upside Payment
Principal		Principal		Leverage Factor		Basket Percent Increase

$10	+	$10	X	200%	X

If the final basket value is less than or equal to the initial basket value:

$10 X basket performance factor

Principal		Basket Performance Factor

$10	X	final basket value initial basket value

Because the basket performance factor will be less than or equal to 1.0, this payment at maturity will be less than or equal to $10.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page PS-15 of the accompanying product supplement no. MS-9-A-I. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

  PLUS do not pay interest or guarantee return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $10 stated principal amount of each PLUS by an amount proportionate to the decline in the basket closing value.

  Appreciation potential is limited to the maximum payment at maturity. The appreciation potential of PLUS is limited by the maximum payment at maturity of $11.70 (117.00% of the stated principal amount) per PLUS. Although the leverage factor provides 200% exposure to any amount by which the final basket value is greater than the initial basket value, because the maximum payment at maturity will be limited to 117.00% of the stated principal amount for the PLUS, any amount by which the basket value is greater than the initial basket value by more than 8.50% will not further increase the return on the PLUS.

  The PLUS are subject to the credit risk of JPMorgan Chase & Co., and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the PLUS.

  Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and hedging our obligations under the PLUS. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent has determined the initial basket value, will determine the final basket value and will calculate the amount you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to a basket component or calculation of the final share price in the event of a discontinuance of a basket component, and any anti-dilution adjustments, may affect the payout to you at maturity.

  The inclusion in the original issue price of commissions and estimated cost of hedging is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS is willing to purchase PLUS in secondary market transactions will likely be lower than the original issue price, because the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the estimated cost of hedging the issuer’s obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of dealer discounts, mark-ups or other transaction costs. The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity.

  The market price of the PLUS is influenced by many unpredictable factors. Several factors will influence the value of the PLUS in the secondary market and the price at which JPMS may be willing to purchase or sell the PLUS in the secondary market, including: the expected volatility of the basket components, interest and yield rates in the market generally, as well as in the markets of the securities or futures contracts underlying or held by the basket components, time remaining to maturity, the dividend or interest rate of the securities, if applicable, underlying the basket components, developments in the real estate market, the market prices of the physical commodities upon which the futures contracts held by the GSG Shares are based, geopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect the securities or futures contracts underlying any basket component or stock, bond or commodity futures markets generally, the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which securities underlying the basket components are traded and the correlation between that rate and the prices of basket components,

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the occurrence of certain events to the basket components that may or may not require an adjustment to the adjustment factor and any actual or anticipated changes in our credit ratings or credit spreads. The price of the basket components may be and has recently been volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per PLUS if you try to sell your PLUS prior to maturity.

  Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the basket components or any securities or futures contracts underlying or included in the basket components. Investors in the PLUS will not have voting rights or any other rights with respect to the basket components or any securities or futures contracts underlying or included in the basket components.

  The basket is composed of a limited number of underlying investments and these underlying investments may not participate in any global expansion; there are specific risks applicable to the basket components. The basket is composed of (i) five equity-linked exchange traded funds that trade the emerging markets and the developed markets including the equity markets of Canada, the Pacific (excluding Japan) and the real estate sector of the U.S. equity markets, (ii) three bond-linked exchange traded funds that track U.S. dollar denominationed investment grade and non-investment grade high yield corporate debt securities and inflation-protected public obligations of the U.S. Treasury and (iii) a commodity-linked exchange traded fund that tracks futures contracts on commodities across a number of sectors. Given this limited focus, the basket may not contain the underlying investments that would perform well in the current economic conditions or in any expansion of the world economies. In addition, even if the basket contained investments that would perform well in a global economic expansion, such an expansion would be subject to numerous highly complex and inter-related economic and geopolitical events and conditions. Whether or not an expansion occurs, the basket components may decline significantly in value or underperform significantly other investments that are not included in the basket. Accordingly, the limited focus of the basket may have a significantly adverse effect on the value of the PLUS and your return at maturity, if any.

  There are specific risks associated with each of the basket components and the most significant of these risks are highlighted in the risk factors below.

  Adjustments to the basket components or the indices tracked by the basket components could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the basket components and the various indices tracked by the basket components can, pursuant to their investment strategy or otherwise, add, delete or substitute the components of the basket components or the indices tracked by the basket components, or make other methodological changes that could change the value of the basket components or the indices tracked by the basket components. Any of these actions could adversely affect the prices of the basket components and, consequently, the value of the PLUS.

  Your return on the PLUS will not reflect dividends, interest payments or other distributions on the securities underlying the basket components. Your return on the PLUS will not reflect the return you would realize if you actually owned the securities, if applicable, underlying the underlying basket components and received the dividends, interest payments or other distributions paid on those securities.

  There are risks associated with the basket components. Although the basket components are listed for trading on the NYSE Arca, Inc. and a number of similar products have been traded on NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the basket components or that there will be liquidity in the trading market. In addition, the basket components are subject to management risk, which is the risk that the applicable investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the basket components, and consequently, the value of the PLUS.

  We have no affiliation with the basket constituents. To our knowledge, we are not currently affiliated with any issuers of the securities, if applicable, underlying the basket components. We assume no responsibility for the adequacy of the information about the basket constituents contained in this pricing supplement or in product supplement no. MS-9-A-I. You should make your own investigation into the basket constituents. We are not responsible for the basket components’ public disclosure of information, whether contained in SEC filings or otherwise.

  The basket components and the indices underlying the basket components are different. The performance of the basket components may not exactly replicate the performance of the corresponding

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underlying index because the basket components will reflect transaction costs and fees that are not included in the calculation of the indices tracked by those basket components. It is also possible that one or more of the basket components may not fully replicate, or may in certain circumstances diverge significantly from, the performance of the corresponding underlying index due to the temporary unavailability of certain securities or commodity futures contracts in the secondary market, the performance of any derivative instruments contained in those basket components, differences in trading hours between the basket components and the underlying index or due to other circumstances. Additionally, the investment adviser of those basket components may have authorization to invest up to a certain percentage of its assets in shares of other exchange-traded funds that seek to track the performance of securities or commodity futures contracts of similar constituent countries or industries of the index tracked by those basket components.

  The PLUS are subject to currency exchange risk. Because the prices of the securities or commodity futures contracts underlying the basket components are converted into U.S. dollars for the purposes of calculating the net asset value of the basket components, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities or commodity future contracts underlying the basket components are traded. Your net exposure will depend on the extent to which the currencies in which securities or commodity futures contracts underlying the basket components are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities or commodity futures contracts underlying the basket components are traded, the net asset value of the basket components will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:

    existing and expected rates of inflation;

    existing and expected interest rate levels;

    the balance of payments; and

    the extent of government surpluses or deficits in the component countries and the United States of America

  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

  Changes in the value of the basket components may offset each other — The PLUS are linked to a basket composed of the basket components. Price movements in the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of the other basket components may not increase as much or may even decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket components.

  The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the basket component weighting for the EEM Shares is greater than the basket component weighting for the EFA Shares, a 5% decrease in the price of the EEM Shares will have a greater effect on the basket closing value than a 5% decrease in price of the EFA Shares. Because the EEM Shares make up 40% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the EEM Shares.

  The PLUS entail non-U.S. securities emerging markets risk. The securities, if applicable, that compose the basket components may have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected

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by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

  Owning the PLUS is not the same as owning the basket components. Owning the PLUS is not the same as owning the basket components. Accordingly, changes in the value of a basket component may not result in a comparable change of the market value of the PLUS. If the value of the basket on any trading day increases above the initial basket value, the value of the PLUS may not increase comparably, if at all. It is possible for the value of the basket components to increase moderately while the value of the PLUS declines.

  The anti-dilution protection for the basket components is limited. The calculation agent will make adjustments to the adjustment factor for certain events affecting the basket components. However, the calculation agent will not make an adjustment in response to all events that could affect the basket components. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

  Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect the value of the basket components, and, as a result, could decrease the amount an investor may receive on the PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have affected the value of the basket components on the pricing date and, therefore, could have increased the level that the basket components must reach on the valuation date before you receive a payment at maturity that exceeds the issue price of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity.

  The commodity futures contracts held by the GSG Shares are subject to uncertain legal and regulatory regimes — The commodity futures contracts held by the GSG Shares are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect the price of the GSG Shares. Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your PLUS. Additionally, in accordance with the Dodd-Frank Act, the U.S. Commodity Futures Trading Commission is drafting regulations that will affect market participants’ position limits in certain commodity-based futures contracts, such as futures contracts on certain energy and agricultural based commodities. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts.

  The PLUS do not offer direct exposure to commodity spot prices — The PLUS are linked in part to the GSG Shares, which hold commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the PLUS may underperform a similar investment that is linked to commodity spot prices.

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  Higher futures prices of the commodity futures contracts held by the GSG Shares relative to the current prices of such contracts may affect the price of the GSG Shares and the value of the PLUS — The GSG Shares hold futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts held by the GSG Shares approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced with a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Contango could adversely affect the price of the GSG Shares and thus the value of PLUS linked to the GSG Shares. The futures contracts held by the GSG Shares have historically been in contango.

  The GSG Shares may be subject to pronounced risks of pricing volatility — As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the price of the GSG Shares and your payout at maturity.

  Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the price of the GSG Shares — Market prices of the commodity futures contracts held by the GSG Shares tend to be highly volatile and may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may affect the price of the GSG Shares in varying ways, and different factors may cause the value of different commodity futures contracts held by the GSG Shares to move in inconsistent directions at inconsistent rates.

  Suspension or disruptions of market trading in the commodity and related options futures markets may adversely affect the price of the GSG Shares, and therefore the value of the PLUS — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of the GSG Shares and, therefore, the value of your PLUS.

  An investment linked to the prices of fixed-income securities, such as the HYG Shares and the LQD Shares, is subject to significant risks, including interest rate-related and credit-related risks. Investing in the PLUS or in the HYG Shares and the LQD Shares differs significantly from investing directly in bonds to be held to maturity as the values of the HYG Shares and the LQD Shares change, at times significantly, during each trading day based upon the current market prices of their underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds. The market prices of the bonds underlying each of the HYG Shares and the LQD Shares are determined by reference to the bid and ask quotations provided by the 9 contributing banks, one of which is J.P. Morgan Chase & Co.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the HYG Shares and the LQD Shares, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations.

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Interest rates are subject to volatility due to a variety of factors, including:

  sentiment regarding underlying strength in the U.S. economy and global economies;

  expectations regarding the level of price inflation;

  sentiment regarding credit quality in the U.S. and global credit markets;

  central bank policies regarding interest rates; and

  the performance of U.S. and foreign capital markets.

In addition, the prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying the HYG Shares and the LQD Shares may have their credit ratings downgraded, including in the case of the bonds included in the Markit IBoxx USD Liquid Investment Grade index, a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. See “Historical Information” below.

The HYG Shares and the LQD Shares may include U.S. dollar-denominated bonds of foreign corporations. Investing in U.S. dollar-denominated bonds issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital.

Further, the HYG Shares is designed to provide a representation of the U.S. dollar high yield corporate market and is therefore subject to high yield securities risk, the risk being that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

  An investment linked to the prices of fixed-income securities, such as the TIP Shares, is subject to significant risks, including interest rate-related and credit-related risks. Investing in the PLUS or in the TIP Shares differs significantly from investing directly in bonds to be held to maturity as the value of the TIP Shares changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S. government.

  In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the TIP Shares, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, rising interest rates may cause the value of the bonds underlying the TIP Shares, and the TIP Shares itself, to decline, possibly significantly.

  The TIP Shares includes inflation-protected bonds, which typically have lower yields than conventional fixed-rate bonds because of their inflation adjustment feature. For TIP Shares, if inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate you for this reduced yield.

  Risks associated with the real estate industry will affect the value of your PLUS— The iShares® Dow Jones Real Estate Index Fund holds a variety of real estate-related securities. The following are some of the conditions that might impact the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and the value of the iShares® Dow Jones Real Estate Index Fund, and accordingly, the value of the basket and the value of your PLUS:

    a decline in the value of real estate properties;

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  increases in property and operating taxes;

  increased competition or overbuilding;

  a lack of available mortgage funds or other limits on accessing capital;

  tenant bankruptcies and other credit problems;

  changes in zoning laws and governmental regulations;

  changes in interest rates; and

  uninsured damages from floods, earthquakes or other natural disasters.

The difficulties described above could cause an upturn or a downturn in the real estate industry generally or regionally and could cause the value of the securities held by the iShares® Dow Jones Real Estate Index Fund and thus the value of the iShares® Dow Jones Real Estate Index Fund to decline or remain flat during the term of the PLUS, which may adversely affect the value of your PLUS.

  Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

  The tax consequences of an investment in the PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the PLUS described in “Fact Sheet — General Information — Tax considerations” in this document and in “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I. If the IRS were successful in asserting an alternative characterization or treatment for the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. Even if the characterization of the PLUS is respected, the IRS may assert that the PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and an interest charge would apply as if that income had accrued for tax purposes at a constant yield over the PLUS’s term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-9-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice. In addition, based on certain factual assumptions and representations received from us, our special tax counsel is of the opinion that we should not be required to withhold under Sections 897 and 1445 of the Internal Revenue Code of 1986 and the regulations thereunder (collectively, “FIRPTA”) on proceeds paid to Non-U.S. Holders, although it is possible that we may decide (or that the IRS could argue) that we are required to do so. Non-U.S. Holders should also note that they may in any event be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

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Information about the Basket Components and the Reference Indices

The iShares® MSCI Emerging Markets Index Fund. The iShares® MSCI Emerging Markets Index Fund is an exchange-traded fund managed by iShares®, Inc. (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Emerging Markets Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® S&P GSCI Commodity-Indexed Trust. The iShares® S&P GSCI Commodity-Indexed Trust is a unit investment trust managed by BlackRock Asset Management International Inc. (“BAMI”). Substantially all of the assets of the iShares® S&P GSCI Commodity-Indexed Trust consist of interests in the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”), which holds long positions in futures contracts on the S&P GSCI™ Excess Return Index. This fund seeks investment results that correspond generally, but are not necessarily identical, to the performance of the S&P GSCI™ Total Return Index before the payment of expenses and liabilities of the fund and the Investing Pool. Information provided to or filed with the SEC by BAMI pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32947, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® Dow Jones US Real Estate Fund. The iShares® MSCI Dow Jones US Real Estate Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Dow Jones US Real Estate Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Dow Jones US Real Estate Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Dow Jones US Real Estate Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx High Yield Corporate Bond Fund. The iShares® iBoxx High Yield Corporate Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx High Yield Corporate Bond Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx High Yield Corporate Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Markit iBoxx® USD Liquid HY Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx Investment Grade Corporate Bond Fund. The iShares® iBoxx Investment Grade Corporate Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx Investment Grade Corporate Bond Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx® Investment Grade Corporate Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the The Markit iBoxx® USD Liquid Investment Grade. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In

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addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® iBoxx® Barclays TIPS Bond Fund. The iShares® iBoxx® Barclays TIPS Bond Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® iBoxx® Barclays TIPS Bond Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® iBoxx® Barclays TIPS Bond Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Canada Index Fund. The iShares® MSCI Canada Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Canada Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Canada Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Canada Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI Pacific ex-Japan Index Fund. The iShares® MSCI Pacific ex-Japan Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI Pacific ex-Japan Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI Pacific ex-Japan Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Pacific ex-Japan Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The iShares® MSCI EAFE Index Fund. The iShares® MSCI EAFE Index Fund is an exchange-traded fund managed by iShares® Trust (“iShares®”), a registered investment company. iShares® consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund. BlackRock Fund Advisors (“BFA”) is currently the investment adviser for the iShares® MSCI EAFE Index Fund. This fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the PLUS offered hereby and does not relate to the basket components. We have derived all disclosures contained in this pricing supplement regarding the basket components from the publicly available documents described in the preceding paragraph. In connection with the offering of the PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket componets. Neither we nor the agent makes any representation that such publicly available documents or any other

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publicly available information regarding the basket components is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the value of the basket components (and therefore the value of the basket components at the time we price the PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket components could affect the value received at maturity with respect to the PLUS and therefore the trading prices of the PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket components.

We and/or our affiliates may presently or from time to time engage in business with the sponsors of the basket components. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the basket components, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the basket components. The statements in the preceding two sentences are not intended to affect the rights of investors in the PLUS under the securities laws. As a purchaser of the PLUS, you should undertake an independent investigation of the basket components as in your judgment is appropriate to make an informed decision with respect to an investment in securities linked to the basket components.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The PLUS are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The S&P GSCI™ Total Return Index. The S&P GSCI™ Total Return Index is a proprietary index that Goldman, Sachs & Co. developed and that Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”) calculates. The S&P GSCI™ Total Return Index is a world production-weighted index that is designed to reflect the relative significance of principal non-financial commodities (i.e., physical commodities) in the world economy. The S&P GSCI™ Total Return Index represents the return of a portfolio of the futures contracts for the underlying commodities and interest earned on hypothetical, fully collateralized contract positions on the included commodities. The S&P GSCI™ Total Return Index is described under the heading “The iShares® S&P GSCI™Commodity-Indexed Trust — The S&P GSCI™ Total Return Index” in the accompanying product supplement no. MS-9-A-I.

The MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a stock index calculated, published and disseminated daily by MSCI and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Effective May 27, 2010, Israel has been reclassified as a developed market by MSCI. Since that date, Israel is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The Dow Jones U.S. Real Estate Index. The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase of mortgages or mortgage-backed securities. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests. The Dow Jones Real Estate Index is described under the heading “The iShares® Dow Jones U.S. Real Estate Index Fund — The Dow Jones U.S. Real Estate Index” in the accompanying product supplement no. MS-9-A-I.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

The Markit iBoxx® USD Liquid HY Index. The Markit iBoxx® USD Liquid HY Index is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the United States, as determined by International Index Company Limited (“IIC”). The Markit iBoxx® USD Liquid HY Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The Markit iBoxx® USD Liquid HY Index is a modified market value weighted index. The MarkitiBoxx® USD Liquid HY Index is described under the heading “The iShares® iBoxx $ High Yield Corporate Bond Fund — The Markit iBoxx® USD Liquid HY Index” in the accompanying product supplement no. MS-9-A-I.

The Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is sponsored by International Index Company Limited (“IIC”), a wholly owned subsidiary of Markit Group Limited (“Markit”). IIC determines the relative weightings of the securities in the Markit iBoxx® USD Liquid Investment Grade Index and publishes information regarding the market value of the Markit iBoxx® USD Liquid Investment Grade Index. The Markit iBoxx® USD Liquid Investment Grade Index is described under the heading “The iShares® iBoxx $ Investment Grade Corporate Bond Fund — The Markit iBoxx® USD Liquid Investment Grade Index” in the accompanying product supplement no. MS-9-A-I.

The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) measures the performance of inflation-protected securities issued by the U.S. Treasury known as “TIPS.” The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is market capitalization weighted, includes all publicly issued U.S. inflation-protected securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. TIPS are indexed to the non-seasonally adjusted Consumer Price Index for All Urban Consumers, or the CPI-U. The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is described under the heading “The iShares® Barclays TIPS Bond Fund — The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)” in the accompanying product supplement no. MS-9-A-I.

The MSCI Canada Index. The MSCI Canada Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed equity market in Canada. The MSCI Canada Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The MSCI Pacific ex-Japan Index. The MSCI Pacific ex-Japan Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed and emerging equity markets in the Far East, excluding Japan, which include China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, and Thailand. The MSCI Pacific ex-Japan Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

The MSCI EAFE® Index. The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and those in Europe and Asia, which include Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 2010, Israel has been reclassified as a developed market and has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is described under the heading “The MSCI Indices” in the accompanying product supplement no. MS-9-A-I.

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

Historical Information

The graph below is calculated to show the performance of the basket during the period from May 22, 2007 through December 27, 2010, assuming the basket components are weighted as set out on the front cover of this pricing supplement such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage on the PLUS, nor does it attempt to show your expected return on an investment in the PLUS.  The historical values of the basket should not be taken as an indication of its future performance.

Basket Historical Performance – Daily Closing Price May 22, 2007 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, for each of the basket components for each quarter in the period from January 3, 2005 through December 27, 2010. The graph following each basket component’s table below sets for the daily closing prices of the relevant basket component for the same period. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical closing values of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the closing price on the valuation date.

The graph below is calculated to show the performance of the basket during the period from January 3, 2005 through December 27, 2010, assuming the basket components are weighted as set out on the front cover of this pricing supplement such that the initial basket value was 100 and illustrates the effect of the offset and/or correlation among the basket components during such period. The graph does not take into account the leverage of the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. The historical values of the basket should not be taken as an indication of its future performance.

iShares® MSCI Emerging Markets Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	24.65	21.23	22.54
Second Quarter
	24.37	21.67	23.83
Third Quarter
	28.32	23.93	28.32
Fourth Quarter
	29.83	25.07	29.40
2006

First Quarter
	33.59	30.43	33.02
Second Quarter
	37.03	27.34	31.23
Third Quarter
	33.14	29.20	32.29
Fourth Quarter
	38.15	31.80	38.10
2007

First Quarter
	39.53	35.03	38.75
Second Quarter
	44.42	39.13	43.82
Third Quarter
	50.11	39.50	49.78
Fourth Quarter
	55.64	47.27	50.10
2008

First Quarter
	50.37	42.17	44.79
Second Quarter
	51.70	44.43	45.19
Third Quarter
	44.43	31.33	34.53
Fourth Quarter
	33.90	18.22	24.97
2009

First Quarter
	27.09	19.94	24.81
Second Quarter
	34.64	25.65	32.23
Third Quarter
	39.29	30.75	38.91
Fourth Quarter
	42.07	37.56	41.50
2010

First Quarter
	43.22	36.83	42.12
Second Quarter
	43.98	36.16	37.32
Third Quarter
	44.77	37.59	44.77
Fourth Quarter (through December 27, 2010)
	48.58	44.77	46.46

iShares® MSCI Emerging Markets Index Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares®S&P GSCI Commodity-Indexed Trust	High	Low	Period End
2006

Third Quarter
	50.80	41.07	42.08
Fourth Quarter
	43.00	39.58	40.05
2007

First Quarter
	41.90	35.95	41.56
Second Quarter
	43.14	39.65	42.49
Third Quarter
	47.69	41.02	47.16
Fourth Quarter
	53.13	45.65	52.74
2008

First Quarter
	62.00	50.01	57.86
Second Quarter
	74.73	22.09	74.47
Third Quarter
	76.38	50.59	53.80
Fourth Quarter
	52.26	25.91	28.61
2009

First Quarter
	31.20	22.09	25.18
Second Quarter
	31.94	24.27	30.05
Third Quarter
	31.98	26.69	29.68
Fourth Quarter
	33.39	29.07	31.82
2010

First Quarter
	33.27	28.61	31.15
Second Quarter
	32.61	26.53	27.79
Third Quarter
	30.51	27.06	30.01
Fourth Quarter (through December 27, 2010)
	33.91	30.20	33.84

iShares®S&P GSCI Commodity-Indexed Trust – Daily Closing Price July 25, 2006 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® Dow Jones U.S. Real Estate Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	60.83	55.53	56.10
Second Quarter
	65.03	55.78	63.55
Third Quarter
	68.28	62.27	64.27
Fourth Quarter
	66.50	59.24	64.28
2006

First Quarter
	75.02	65.73	73.50
Second Quarter
	72.20	67.29	71.30
Third Quarter
	78.20	71.33	77.13
Fourth Quarter
	86.83	77.03	83.71
2007

First Quarter
	94.71	82.34	85.27
Second Quarter
	87.77	76.86	77.20
Third Quarter
	80.25	67.79	76.57
Fourth Quarter
	80.85	65.00	65.70
2008

First Quarter
	68.22	59.02	65.10
Second Quarter
	71.65	60.95	60.95
Third Quarter
	67.20	56.34	61.95
Fourth Quarter
	61.17	25.40	37.23
2009

First Quarter
	37.26	22.21	25.46
Second Quarter
	35.55	25.30	32.34
Third Quarter
	45.04	29.88	42.66
Fourth Quarter
	47.44	39.63	45.92
2010

First Quarter
	50.83	42.45	49.78
Second Quarter
	54.66	46.95	47.21
Third Quarter
	55.21	45.32	52.88
Fourth Quarter (through December 27, 2010)
	57.62	52.71	54.92

iShares® Dow Jones U.S. Real Estate Index Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® iBoxx® $ High Yield Corporate Bond Fund	High ($)	Low ($)	Period End ($)
2007

Second Quarter (from May 22, 2007)
	106.47	101.85	101.85
Third Quarter
	106.09	95.50	104.00
Fourth Quarter
	104.70	99.10	100.55
2008

First Quarter
	99.70	93.65	96.68
Second Quarter
	100.58	93.81	94.06
Third Quarter
	93.89	78.53	82.18
Fourth Quarter
	85.10	63.40	76.08
2009

First Quarter
	80.10	61.64	67.80
Second Quarter
	79.74	67.10	79.71
Third Quarter
	86.47	75.57	86.35
Fourth Quarter
	88.54	83.39	87.84
2010

First Quarter
	89.68	83.61	88.37
Second Quarter
	89.60	82.64	84.90
Third Quarter
	89.69	84.68	89.69
Fourth Quarter (through December 27, 2010)
	91.89	88.35	90.25

iShares® iBoxx® $ High Yield Corporate Bond Fund – Daily Closing Price May 22, 2007 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® iBoxx® $ Investment Grade Corporate Bond Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	113.72	108.45	109.61
Second Quarter
	112.18	108.40	112.18
Third Quarter
	111.79	109.32	109.54
Fourth Quarter
	108.91	106.24	107.73
2006

First Quarter
	108.67	105.27	105.27
Second Quarter
	105.35	102.40	103.46
Third Quarter
	107.10	102.25	106.83
Fourth Quarter
	108.55	105.45	106.66
2007

First Quarter
	108.68	106.10	107.29
Second Quarter
	107.73	103.03	104.57
Third Quarter
	105.56	102.61	105.49
Fourth Quarter
	107.43	103.14	104.84
2008

First Quarter
	107.57	102.90	105.20
Second Quarter
	106.15	101.00	101.40
Third Quarter
	101.77	81.80	89.79
Fourth Quarter
	101.65	83.80	101.65
2009

First Quarter
	102.60	90.54	94.12
Second Quarter
	100.42	92.86	100.28
Third Quarter
	107.19	99.55	106.68
Fourth Quarter
	107.25	103.94	104.15
2010

First Quarter
	106.79	103.47	105.73
Second Quarter
	108.46	104.56	108.46
Third Quarter
	113.09	107.83	113.09
Fourth Quarter (through December 27, 2010)
	113.25	106.77	108.60

iShares® iBoxx® Investment Grade Corporate Bond Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® Barclays TIPS Bond Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	107.01	103.90	104.39
Second Quarter
	107.41	105.02	106.74
Third Quarter
	105.92	102.58	105.20
Fourth Quarter
	104.41	101.79	102.90
2006

First Quarter
	103.33	100.54	100.54
Second Quarter
	100.30	98.32	99.56
Third Quarter
	101.69	98.43	101.21
Fourth Quarter
	101.49	98.75	98.78
2007

First Quarter
	101.50	98.01	101.06
Second Quarter
	101.33	97.30	99.00
Third Quarter
	102.60	97.84	102.12
Fourth Quarter
	107.97	100.90	105.80
2008

First Quarter
	111.52	106.47	109.90
Second Quarter
	109.52	104.74	107.85
Third Quarter
	108.60	101.30	101.30
Fourth Quarter
	101.86	90.73	99.24
2009

First Quarter
	103.34	96.48	102.75
Second Quarter
	102.64	98.90	101.63
Third Quarter
	102.88	99.88	102.88
Fourth Quarter
	106.57	102.72	103.90
2010

First Quarter
	105.49	103.36	103.91
Second Quarter
	106.99	102.74	106.91
Third Quarter
	109.79	105.35	109.03
Fourth Quarter (through December 27 2010)
	112.22	105.81	107.25

iShares® Barclays TIPS Bond Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® MSCI Canada Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	18.32	16.28	17.78
Second Quarter
	18.45	16.47	18.27
Third Quarter
	21.58	18.09	21.58
Fourth Quarter
	22.06	19.55	21.91
2006

First Quarter
	23.96	22.32	23.61
Second Quarter
	25.48	22.15	23.69
Third Quarter
	24.96	22.85	23.96
Fourth Quarter
	26.17	23.16	25.25
2007

First Quarter
	26.42	24.11	26.15
Second Quarter
	30.66	26.35	29.86
Third Quarter
	32.73	27.52	32.73
Fourth Quarter
	36.42	31.00	32.12
2008

First Quarter
	32.95	28.40	30.30
Second Quarter
	35.77	30.70	33.24
Third Quarter
	33.24	25.96	26.34
Fourth Quarter
	26.15	14.47	17.43
2009

First Quarter
	18.88	13.79	16.46
Second Quarter
	23.64	16.99	21.42
Third Quarter
	26.05	19.87	25.48
Fourth Quarter
	26.8	23.85	26.33
2010

First Quarter
	28.19	24.25	27.89
Second Quarter
	28.85	24.82	24.82
Third Quarter
	28.03	24.54	28.03
Fourth Quarter (through December 27, 2010)
	30.66	28.15	30.46

iShares® MSCI Canada Index Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® MSCI Pacific ex-Japan Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	31.76	28.98	30.03
Second Quarter
	32.12	29.21	31.37
Third Quarter
	34.64	30.43	34.43
Fourth Quarter
	34.39	31.68	32.85
2006

First Quarter
	35.27	33.57	34.97
Second Quarter
	39.15	33.31	35.83
Third Quarter
	37.99	34.77	37.01
Fourth Quarter
	42.51	37.13	41.73
2007

First Quarter
	44.90	40.18	44.72
Second Quarter
	49.86	44.95	48.80
Third Quarter
	55.35	43.27	55.35
Fourth Quarter
	60.67	49.69	51.43
2008

First Quarter
	51.29	43.09	45.19
Second Quarter
	51.87	45.13	45.36
Third Quarter
	45.50	33.86	35.90
Fourth Quarter
	35.86	19.58	26.35
2009

First Quarter
	26.90	20.06	24.63
Second Quarter
	33.88	25.27	31.67
Third Quarter
	40.53	29.63	40.53
Fourth Quarter
	43.44	38.61	41.37
2010

First Quarter
	43.66	37.27	42.99
Second Quarter
	45.11	34.72	35.74
Third Quarter
	44.94	35.82	44.30
Fourth Quarter (through December 27, 2010)
	48.91	44.49	46.38

iShares® MSCI Pacific ex-Japan Index Fund – Daily Closing Price January 3, 2005 to December 27, 2010

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Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

iShares® MSCI EAFE Index Fund	High ($)	Low ($)	Period End ($)
2005

First Quarter
	55.27	51.18	52.92
Second Quarter
	53.87	51.33	52.35
Third Quarter
	58.50	52.05	58.09
Fourth Quarter
	60.91	54.72	59.42
2006

First Quarter
	65.40	60.33	64.99
Second Quarter
	70.58	59.60	65.35
Third Quarter
	68.46	61.62	67.78
Fourth Quarter
	74.31	67.96	73.26
2007

First Quarter
	76.94	70.95	76.27
Second Quarter
	81.79	76.47	80.63
Third Quarter
	83.77	73.70	82.56
Fourth Quarter
	86.18	78.24	78.50
2008

First Quarter
	78.35	68.31	71.90
Second Quarter
	78.52	68.10	68.70
Third Quarter
	68.04	53.08	56.30
Fourth Quarter
	55.88	35.71	44.87
2009

First Quarter
	45.44	31.69	37.59
Second Quarter
	49.04	38.57	45.81
Third Quarter
	55.81	43.91	54.70
Fourth Quarter
	57.28	52.66	55.30
2010

First Quarter
	57.96	50.45	56.00
Second Quarter
	58.03	46.29	46.51
Third Quarter
	55.42	47.09	54.92
Fourth Quarter (through December 27, 2010)
	59.46	54.25	57.60

iShares® MSCI EAFE Index Fund – Daily Closing Price January 3, 2005 to December 27, 2010

December 2010	Page 27

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds” beginning on page PS-17 of the accompanying product supplement no. MS-9-A-I.

December 2010	Page 28

Global Expansion PLUS Based on a Basket of Exchange Traded Funds due June 27, 2012 Performance Leveraged Upside SecuritiesSM

Where You Can Find More Information

You should read this document together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these PLUS are a part, and the more detailed information contained in product supplement no. MS-9-A-I dated November 30, 2010.

This document, together with the documents listed below, contains the terms of the PLUS, supplements the preliminary terms related hereto dated December 1, 2010 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. MS-9-A-I, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. MS-9-A-I dated November 30, 2010:

  http://www.sec.gov/Archives/edgar/data/19617/000089109210005453/e40968_424b2.pdf

  Prospectus supplement dated November 21, 2008:

  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:

  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617.

As used in this document, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

December 2010	Page 29